UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

Digital Angel Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 455-1621

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Digital Angel's Financing

Effective as of August 31, 2007, Digital Angel Corporation ("Digital Angel") and its majority-owner Applied Digital Solutions, Inc. ("Applied Digital") entered into financings with Kallina Corporation (the "Lender"). The Lender is a wholly-owned subsidiary of Applied Digital’s current senior secured lender, Laurus Master Fund, Ltd. ("Laurus"). As a result of the refinancings, which are more fully discussed below, Digital Angel’s domestic operations are now funded by Applied Digital and Applied Digital’s lender. The refinancings, which eliminated two of Digital Angel’s existing lenders, are expected to streamline the lending functions of the two companies in anticipation of their proposed merger. The proposed merger, which was announced on August 9, 2007, is expected to close prior to the end of the year.

Effective as of August 31, 2007, Digital Angel closed a $6.0 million revolving asset-based financing transaction with the Lender pursuant to the terms of a Security Agreement (the "Security Agreement"), among Digital Angel, Digital Angel Technology Corporation ("DAT"), Fearing Manufacturing Co., Inc. ("Fearing"), Digital Angel International, Inc. ("DA" and with DAT and Fearing, the "Eligible Subsidiaries") and the Lender (the "Digital Angel Financing Transaction"). Under the terms of the Security Agreement, Digital Angel may borrow, from time to time, an amount equal to the lesser of the amount of availability under the borrowing base and $6.0 million, subject to certain reserves that the lender is authorized to take in its reasonable commercial judgment (the "Revolving Facility"). Pursuant to the terms of the Security Agreement, the borrowing base is calculated as a percentage of the total amount of Eligible Accounts and Inventory owned by Digital Angel and the Eligible Subsidiaries. Amounts outstanding under the Revolving Facility accrue interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0% (but such rate shall not at any time be less than 10.0%), and which shall mature on August 31, 2010. Digital Angel and the Eligible Subsidiaries have pledged in support of the obligations under the Revolving Facility all of their respective assets, excluding the stock of all foreign subsidiaries other than stock held by Digital Angel in Signature Industries Limited. Digital Angel used a portion of the proceeds from the Revolving Facility to terminate and pay-off all obligations under a revolving invoice funding facility with Greater-Bay Business Funding, a division of Greater Bay Bank, N.A., and the remaining for working capital purposes.

In connection with the Digital Angel Transaction, Digital Angel issued warrants that represent the ability to purchase 967,742 shares of Digital Angel common stock at an exercise price of $1.69 per share. The warrants can be exercised at any time prior to August 31, 2014. Digital Angel has also entered into a Registration Rights Agreement with the Lender pursuant to which Digital Angel has agreed to file a shelf registration statement no later than December 31, 2007 covering the resale by the Lender of those shares received upon exercise of the warrants.

Concurrently with the closing of the Digital Angel Financing Transaction, Applied Digital closed a $7.0 million non-convertible debt financing transaction with the Lender pursuant to the terms of a Securities Purchase Agreement, effective as of August 31, 2007, between Applied Digital and the Lender (the "Applied Digital Financing Transaction"). Digital Angel and the Eligible Subsidiaries have agreed to guarantee the obligations of Applied Digital, under the Applied Digital Financing Transaction. Applied Digital has agreed to guarantee the obligations of Digital Angel and the Eligible Subsidiaries under the Digital Angel Financing Transaction.

Intercompany Financing

Effective as of August 31, 2007, Applied Digital and Digital Angel entered into a secured term note in the amount of $7.0 million, on terms substantially similar to those in the note issued by Applied Digital to the Lender in the Applied Digital Financing Transaction (the "Intercompany Loan"). As part of the consideration for the Intercompany Loan, Digital Angel agreed to pay Applied Digital a structuring fee of $100,000, payable at Digital Angel's election in stock or cash, reimburse Applied Digital for any other out-of-pocket fees required to be paid by Applied Digital in connection with the Digital Angel Financing Transaction and/or the Applied Digital Financing Transaction and issue to Applied Digital 856,886 shares of Digital Angel common stock.

Digital Angel used the proceeds from the Intercompany Loan to repay all amounts due under its 6.0 million 10.25% senior secured debenture and intends to use the remaining proceeds for working capital purposes.

Item 1.02 Termination of a Material Definitive Agreement.

Digital Angel used the proceeds of the Intercompany Loan to repay all of its outstanding obligations under that $6.0 million 10.25% senior secured debenture that had been issued pursuant to the Securities Purchase Agreement, dated February 6, 2007, as amended, by and between Digital Angel and Imperium Master Fund, Ltd. Pursuant to the terms of the debenture, in connection with the prepayment Digital Angel paid 102% of the outstanding principal amount of the debenture plus all accrued and unpaid interest.

The debenture originally matured on February 6, 2010. The debenture was redeemed, at Digital Angel's option, at an amount equal to 102% of the outstanding principal amount of the debenture plus all accrued and unpaid interest. The 841,000 warrants that were issued on June 28, 2007 in connection with the debenture will continue to be outstanding and the registration rights agreement that governs the registration of the resale of the shares issuable upon exercise of those warrants continues in full force.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure provided in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Digital Angel Financing Transaction, on August 31, 2007, Digital Angel issued warrants for the purchase of 967,742 shares of Digital Angel common stock at an exercise price of $1.69 per share. The warrants can be exercised at any time prior to August 31, 2014. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

In connection with the Intercompany Loan, on August 31, 2007, Digital Angel will issue to Applied Digital 856,886 shares of Digital Angel common stock. These securities will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

September 4, 2007	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Vice President and Acting Chief Financial Officer